Exhibit 99.1

Monolithic Power Systems, Inc. 79 Great Oaks Boulevard San Jose, CA 95119 USA T: 408-826-0600, F: 408-826-0601 www.monolithicpower.com	PRESS RELEASE For Immediate Release

Monolithic Power Systems Announces Results for the First Quarter Ended March 31, 2013

SAN JOSE, Calif. April 29, 2013--Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended March 31, 2013.

The results for the quarter ended March 31, 2013 are as follows:

●	Net revenue was $51.5 million, a 6.8% increase from $48.2 million in the fourth quarter of 2012 and a 2.0% increase from $50.5 million in the first quarter of 2012.
●	Gross margin was 53.2% compared with 53.0% in the fourth quarter of 2012 and 52.3% in the first quarter of 2012.
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GAAP operating expenses were $25.1 million, including $25.4 million for research and development (R&D) and selling, general and administrative (SG&A) expenses, which included $4.5 million for stock-based compensation, and ($0.3) million for litigation benefit. Comparatively, for the quarter ended March 31, 2012, GAAP operating expenses were $23.2 million, including $23.1 million for research and development and selling, general and administrative expenses, which included $3.2 million for stock-based compensation, and $0.1 million for litigation expenses.

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Non-GAAP(1) operating expenses were $20.6 million, excluding $4.5 million for stock-based compensation, compared with $20.0 million, excluding $3.2 million for stock-based compensation, for the quarter ended March 31, 2012.

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GAAP net income was $2.5 million and GAAP earnings per share were $0.07 per diluted share. Comparatively, GAAP net income was $3.0 million and GAAP earnings per share were $0.08 per diluted share for the quarter ended March 31, 2012.

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Non-GAAP(1) net income was $6.4 million and non-GAAP earnings per share were $0.17 per diluted share, excluding stock-based compensation and related tax effects, compared with non-GAAP net income of $6.1 million and non-GAAP earnings per share of $0.17 per diluted share, excluding stock-based compensation and related tax effects, for the quarter ended March 31, 2012.

The following is a summary of revenue by end market for the periods indicated, estimated based on the Company’s assessment of available end market data (in millions):

	Three months ended March 31,
End Market	2013	2012
Communication	$13.3	$11.8
Computing	12.2	10.0
Consumer	18.8	23.9
Industrial	7.2	4.8
Total	$51.5	$50.5

The following is a summary of revenue by product family for the periods indicated (in millions):

	Three months ended March 31,
Product Family	2013	2012
DC to DC Converters	$46.5	$44.4
Lighting Control Products	5.0	6.1
Total	$51.5	$50.5

“MPS had an outstanding first quarter of the year, hitting record revenue while continuing to deliver solutions that meet or exceed industry standards,” said Michael Hsing, CEO and founder of MPS. “We are delivering on our promise to broaden our product portfolio and grow revenue above the industry average.”

Business Outlook

The following are MPS’ financial targets for the second quarter ending June 30, 2013:

●	Revenue in the range of $55 million to $59 million.

●	Gross margin between 53% and 54%.

●

GAAP research and development and selling, general and administrative expenses between $25.0 million and $27.5 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $20.5 million and $22.5 million. This excludes an estimate of stock-based compensation expense in the range of $4.5 million to $5.0 million.

(1) Non-GAAP net income, non-GAAP earnings per share, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expenses differ from net income, earnings per share, operating expenses, and research and development and selling, general and administrative expenses determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income and non-GAAP earnings per share for the quarters ended March 31, 2013 and 2012 exclude the effect of stock-based compensation expense and its related tax effect. Non-GAAP operating expenses for the quarters ended March 31, 2013 and 2012 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by MPS.

Conference Call

MPS plans to conduct an investor teleconference covering its quarter ended March 31, 2013 results at 2:00 p.m. PT / 5:00 p.m. ET today, April 29, 2013. To access the conference call and the following replay of the conference call, go to http://ir.monolithicpower.com and click on the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 404-537-3406, code number 36074456. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including, among other things, (i) projected revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expense for the quarter ending June 30, 2013, (ii) our outlook for the long-term prospects of the company, including the prospects of our new product families, (iii) our ability to penetrate new markets and expand our market share, (iv) our expected pricing practices in 2013, (v) the seasonality of our business, (vi) our ability to reduce our manufacturing costs, and (vii) statements of the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), (v) or (vi). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, our ability to attract new customers and retain existing customers; acceptance of, or demand for, MPS’ products, in particular the new products launched within the past 18 months, being different than expected; competition generally and the increasingly competitive nature of our industry; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency of our products; adverse changes in government regulations in foreign countries where MPS has offices or operations; the effect of catastrophic events; adequate supply of our products from our third-party manufacturer; the risks, uncertainties and costs of litigation in which we are involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; adverse changes or developments in the semiconductor industry generally; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies; and other important risk factors identified in MPS’ Securities and Exchange Commission (SEC) filings, including, but not limited to, its annual report on Form 10-K filed with the SEC on March 5, 2013.

The forward-looking statements in this press release represent MPS’ projections and current expectations, as of the date hereof, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems (MPS) is a fabless semiconductor company specializing in high-performance analog ICs. Founded in 1997, MPS’s core technology is its innovative and proprietary manufacturing process combined with superior analog circuit design capabilities across system-level and end customer applications. These combined advantages enable MPS to deliver highly integrated monolithic products that offer energy efficient and cost-effective solutions. MPS product families include DC/DC converters, LED drivers and controllers, Class-D audio amplifiers, battery chargers and protections, USB and current-limit switches and AC/DC offline products. MPS has over 900 employees worldwide, located in the United States, China, Taiwan, Korea, Japan and across Europe.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Meera Rao

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheets

(Unaudited, in thousands, except par value and share amounts)

	March 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$93,287	$75,104
Short-term investments	81,756	85,521
Accounts receivable, net of allowances of $7 as of March 31, 2013 and $20 as of December 31, 2012	22,669	19,383
Inventories	34,949	32,115
Deferred income tax assets, net - current	6	1
Prepaid expenses and other current assets	1,764	2,177
Total current assets	234,431	214,301
Property and equipment, net	62,871	59,412
Long-term investments	11,715	11,755
Deferred income tax assets, net - long-term	669	669
Other assets	1,105	1,025
Total assets	$310,791	$287,162

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,256	$9,859
Accrued compensation and related benefits	6,875	7,686
Accrued liabilities	7,679	5,915
Total current liabilities	27,810	23,460

Long-term liabilities	1,250
Non-current income tax liabilities	5,420	5,408
Total liabilities	34,480	28,868
Stockholders' equity:
Common stock, $0.001 par value; shares authorized: 150,000,000; shares issued and outstanding: 36,733,386 and 35,673,282 as of March 31, 2013 and December 31, 2012, respectively	209,316	194,079
Retained earnings	62,539	60,040
Accumulated other comprehensive income	4,456	4,175
Total stockholders’ equity	276,311	258,294
Total liabilities and stockholders’ equity	$310,791	$287,162

Consolidated Statement of Operations

(Unaudited, in thousands, except per share amounts)

	Three months ended March 31,
	2013	2012

Revenue	$51,470	$50,484
Cost of revenue (1)	24,085	24,074

Gross profit	27,385	26,410
Operating expenses:
Research and development (2)	12,123	11,118
Selling, general and administrative (3)	13,258	11,966
Litigation expense (benefit)	(301)	128
Total operating expenses	25,080	23,212

Income from operations	2,305	3,198
Interest income (expense) and other, net	(10)	106

Income before income taxes	2,295	3,304
Income tax provision	(204)	309
Net income	$2,499	$2,995

Basic net income per share	$0.07	$0.09
Diluted net income per share	$0.07	$0.08
Weighted average common shares outstanding:
Basic	36,259	34,105
Diluted	37,708	35,538

(1) Includes stock-based compensation expense	$156	$95
(2) Includes stock-based compensation expense	1,373	1,266
(3) Includes stock-based compensation expense	3,131	1,954
Total stock-based compensation expense	$4,660	$3,315

	Three months ended March 31,
	2013	2012

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME (Unaudited, in thousands, except per share amounts)

Net income	$2,499	$2,995
Net income as a percentage of revenue	4.9%	5.9%

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$4,660	$3,315
Tax effect	(726)	(187)
Non-GAAP net income	$6,433	$6,123
Non-GAAP net income as a percentage of revenue	12.5%	12.1%

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.18	$0.18
Diluted	$0.17	$0.17

Shares used in the calculation of non-GAAP earnings per share:
Basic	36,259	34,105
Diluted	37,708	35,538

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

Total operating expenses	$25,080	$23,212

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(4,504)	$(3,220)
Non-GAAP operating expenses	$20,576	$19,992

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
(Unaudited, in thousands)

Total operating income	$2,305	$3,198
Operating income as a percentage of revenue	4.5%	6.3%

Adjustments to reconcile total operating income to non-GAAP total operating income
Stock-based compensation	$4,660	$3,315
Non-GAAP operating income	$6,965	$6,513
Non-GAAP operating income as a percentage of revenue	13.5%	12.9%

2013 SECOND QUARTER OUTLOOK

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES
(Unaudited, in thousands)

	Three months ending June 30, 2013
	Low	High
R&D and SG&A	$25,000	$27,500

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(4,500)	(5,000)
Non-GAAP R&D and SG&A	$20,500	$22,500